Exhibit 10.68

SHAREHOLDERS' AGREEMENT

dated

23 JUNE 2017

among

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

and

AJD HOLDINGS PROPRIETARY LIMITED

and

RICHMARK HOLDINGS PROPRIETARY LIMITED

in relation to, and including as a party

DNI - 4PL CONTRACTS PROPRIETARY LIMITED

Baker & McKenzie
1 Commerce Square
39 Rivonia Road
Sandhurst, Sandton
Johannesburg
South Africa
www.bakermckenzie.com

i

SHAREHOLDERS' AGREEMENT

This Agreement is dated 23 June 2017

Among

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED;

AJD HOLDINGS PROPRIETARY LIMITED; and

RICHMARK HOLDINGS PROPRIETARY LIMITED,

in relation to, and including as a party

DNI - 4PL CONTRACTS PROPRIETARY LIMITED.

INTERPRETATION

In this Agreement clause headings are inserted for convenience only and shall not be used in its interpretation and, unless the context clearly indicates a contrary intention,

1.1	an expression which denotes -

	(a)	any gender includes the other gender;

	(b)	a natural person includes a juristic person and vice versa;

	(c)	the singular includes the plural and vice versa;

1.2	the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings –

	(a)	Agreement – this shareholders' agreement together with its annexures;

	(b)	AJD Holdings - AJD Holdings Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 1975/004328/07;

	(c)	Blue Label - Blue Label Telecoms Limited, a limited liability public company duly incorporated in accordance with the laws of the RSA with registration number 2006/002679/06;

	(d)	Board - the board of Directors of the Company, from time to time;

(e)

Budget and Business Plan - means the budget and business plan of the Company approved by the Board prior to the Effective Date, for the period 1 March 2017 to 28 February 2022, and as disclosed on the DVD;

	(f)	Business Day – any day other than a Saturday, Sunday or official public holiday in the RSA;

	(g)	Companies Act – the Companies Act, 71 of 2008, as amended from time to time;

	(h)	Company – DNI - 4PL Contracts Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2005/040937/07;

(i)

Control - means, in relation to a juristic Person, the ability of another Person, directly or indirectly, to ensure that the activities and business of that juristic Person are conducted in accordance with the wishes of the latter Person, and the latter Person shall be deemed to so control the juristic Person if the latter Person owns, directly or indirectly, the majority of the issued share capital, members' interest or equivalent equity and/or holds, directly or indirectly, the majority of the voting rights in the juristic Person and "Controlling" and "Controlled" shall be construed accordingly;

(j)	Directors – the directors of the Company from time to time;

(k)	Dispose – to sell, transfer, make over, give, donate, exchange, dispose of, unbundle, distribute or otherwise alienate and "Disposal" has a corresponding meaning;

(l)	Effective Date – shall bear the meaning ascribed thereto in the Framework Agreement;

(m)

Encumber – to mortgage, pledge, cede, assign, confer security, hypothecate, create a lien or security interest, preferential right or trust arrangement or other agreement or arrangement, the effect of which is to create any security or encumbrance and "Encumbrance" has a corresponding meaning;

(n)

Extraordinary Items - material items possessing a high degree of abnormality which arise from events or transactions that fall outside the ordinary activities of the Company or any of its subsidiaries, being non-recurring and non-trading items, including (for the avoidance of doubt) income, expenditure items accounted for during the financial year under review in respect of any prior financial year and which shall further include any profit or loss made on the disposal or acquisition of any fixed assets, or operations or business or investments and any operations and/or business which have been discontinued or sold;

(o)

Fair Value – the fair value as between a willing buyer and a willing seller, which fair value shall, in the absence of a written agreement between the relevant Parties, be determined by an Independent Expert as contemplated in 0;

(p)	Framework Agreement - the framework agreement entered into among Net 1, Peter Kennedy Gain, AJD Holdings, Richmark and the Company on the Signature Date;

(q)	Group - the Company and its subsidiaries, and "Group Company" shall mean any of them;

(r)	Guarantee – any guarantee, suretyship, indemnity or other similar form of security;

(s)	Independent Expert – shall have the meaning ascribed thereto in 0;

(t)	Loan Account – any claim by a Shareholder in respect of amounts lent by that Shareholder to the Company, including any claim for the payment of interest thereon;

(u)	Measurement Period - the period commencing on 1 July 2017 and ending 30 June 2019

(v)	MOI – a Memorandum of Incorporation of the Company as defined in the Companies Act;

(w)	Net 1 - Net 1 Applied Technologies South Africa Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2002/031446/07;

(x)	Ordinary "A" Shares - means an "A" ordinary no par value Share in the share capital of the Company, having the rights and privileges set out in the MOI of the Company;

(y)

Participation Interest – the rights which a Shareholder has to generally participate in distributions made by the Company (on account of the shares held by a Shareholder in the Company from time to time and having regard to all shares in the Company then in issue) expressed as a percentage;

(z)

Parties – collectively, Net 1, AJD Holdings and Richmark and where the context so indicates or requires, includes the Company, and "Party" shall mean any one of the Parties as the context may indicate;

(aa)	PAT - the attributable profit after tax of the Company in respect of the applicable period, calculated in accordance with IFRS, and otherwise in accordance with past practice and methodology;

(bb)	Person - shall bear the meaning ascribed thereto in section 1 of the Companies Act;

(cc)

PBT – means the attributable profit before tax of the Company, as determined in accordance with IFRS, and otherwise in accordance with past practice and methodology, provided that for purposes of determining such PBT:

(i)	the PBT shall be normalised to exclude:

	(A)	any Extraordinary Items, before any tax affects;

	(B)	the Company's share of profits and losses from its shareholding in International Tower Corporation Proprietary Limited; and

(ii)	the PBT shall be normalised to include:

	(A)	up to 50% of the profits or losses, as the case may be, generated by Evercomm Proprietary Limited shall be included in the calculation;

	(B)	100% of the profit before tax of The Starterpack Company Proprietary Limited,

as determined by the Independent Expert, acting as experts and not as arbitrators, in the event of a dispute;

(dd)

Prime Rate - the publicly quoted basic rate of interest (percent per annum, calculated daily, compounded monthly in arrear and calculated on a 365 day year) from time to time published by Investec Bank Limited as its prime overdraft lending rate, as certified by any manager of such bank, or his delegee, whose appointment and designation need not be provided, which shall in the absence of manifest or clerical error be prima facie proof thereof;

(ee)	Richmark - Richmark Holdings Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2000/013818/07;

(ff)

Regulatory Approvals - means any applicable approvals required to be given by any Regulatory Authority in terms of any legislation and/or any regulations having the force of law in the RSA from time to time;

(gg)	Regulatory Authorities - means any one or more relevant regulatory authority in the RSA, as the circumstances may require;

(hh)	RSA – the Republic of South Africa;

(ii)	Second Additional Subscription - shall bear the meaning ascribed thereto in clause 15.8;

(jj)	Share – an ordinary share in the Company and "Shares" shall have a corresponding meaning;

(kk)	Shareholders – the holders of Shares or Ordinary "A" Shares from time to time;

(ll)	Signature Date – the date of signature of this Agreement by the last of its signatories;

(mm)	Subscription Agreement - the subscription agreement, entered into between Net 1, the Company, Richmark and AJD Holdings in terms of which Net 1 will acquire an approximate 45% Participation Interest;

(nn)	ZAR – South African Rand, being the legal currency of the RSA;

(oo)	2018 Audit Date – the date on which the complete, signed (by the Board and auditors) 2018 Financial Statements are delivered to Shareholders;

(pp)	2018 Financial Statements – the consolidated annual financial statements of the Company in respect of the financial year commencing on 1 July 2017 and ending on 30 June 2018;

(qq)	2019 Audit Date – the date on which the complete, signed (by the Board and auditors) 2019 Financial Statements are delivered to Shareholders;

(rr)	2019 PBT – PBT determined with reference to the 2019 Financial Statements;

(ss)	2019 Financial Statements – the consolidated annual financial statements of the Company in respect of the financial year commencing on 1 July 2018 and ending on 30 June 2019;

1.3	any reference to any legislation is to such legislation as at the Signature Date and as amended or re-enacted from time to time;

1.4

if any provision in a definition is a substantive provision conferring any right or imposing any obligation on any Party, then notwithstanding that it is only in the interpretation clause, effect shall be given to it as if it were a substantive provision in this Agreement;

1.5

when any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day;

1.6	unless any annexure provides otherwise, any annexure to this Agreement shall be deemed to be incorporated in and form part of this Agreement;

1.7	any reference to days (other than a reference to Business Days) months or years shall be a reference to calendar days, months or years, as the case may be;

1.8

the use of the words "including", "includes" and "include" followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the rule of interpretation to the contrary shall not be applied in the interpretation of such general wording or such specific example/s;

1.9

where any term is defined within the context of any particular clause in this Agreement, the terms so defined, unless it is clear from the clause in question that the term has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10	where figures are referred to in numerals and words, if there is any conflict between the two, the words shall prevail;

1.11

the terms of this Agreement having been negotiated, the rule of interpretation to the effect that the Agreement shall be interpreted against the party responsible for its drafting shall not be applied in the interpretation of this Agreement; and

1.12

the expiration or termination of this Agreement shall not affect any such provisions of this Agreement that expressly provide that they shall operate after such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

INTRODUCTION

2.1	As at the Signature Date, the issued shares of the Company are held as follows:

	(a)	AJD Holdings - 25 shares, constituting 20% of the issued shares in the Company;

	(b)	Gain - 25 shares, constituting 20% of the issued shares in the Company; and

	(c)	Richmark - 75 shares, constituting 60% of the issued shares in the Company.

2.2	As at the date on which the Ordinary "A" Shares are issued to Net 1, the issued shares of the Company shall be held as follows:

	(a)	Net 1 – 44,999,999 Ordinary "A" Shares, constituting a 45% Participation Interest;

	(b)	AJD Holdings - 32 ordinary shares, constituting a 14.08% Participation Interest;

	(c)	Richmark - 93 ordinary shares, constituting a 40.92% Participation Interest,

2.3	This Agreement supersedes and replaces all prior agreements, whether oral or written, concluded between the Parties with regards to the subject matter hereof.

3.	CONDITION PRECEDENT

3.1

This Agreement (other than the provisions of clause 0, this clause 3 and clauses 0 to 0, by which the Parties shall be bound and remain bound from the Signature Date) is subject to the fulfilment of the condition precedent, that on or before 30 September 2017, the Framework Agreement has been entered into and become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional).

3.2	If the Condition Precedent is not fulfilled on or before the date prescribed for fulfilment thereof in 3.1 (or such later date or dates as may be agreed in writing between the Parties) then:

	(a)	this whole Agreement (other than the provisions of clause 0, this clause 3 and clauses 0 to 0, by which the Parties shall remain bound) shall be of no force or effect;

	(b)	the Parties shall be restored as near as possible to the positions in which they would have been had this Agreement not been entered into; and

	(c)	no Party shall have any claim against the others in terms of this Agreement.

BUSINESS OF THE COMPANY

The main purpose and object of the Company is to conduct the Business for the benefit of the Shareholders.

MEMORANDUM OF INCORPORATION

5.1

To the extent that the provisions of the MOI of the Company are inconsistent with the provisions of this Agreement, the MOI of the Company shall, to the extent of any such inconsistency and to the extent required by the Companies Act, take precedence over this Agreement until the MOI of the Company is amended in accordance with 5.2. If however, the provisions of this Agreement merely supplement, but are not inconsistent with the MOI of the Company, then those supplementary provisions of this Agreement shall be given effect to by the Parties.

5.2

Any Shareholder shall be entitled, by giving written notice to that effect to the Company and the other Shareholders, to require the MOI of the Company to be amended, to the extent permissible in terms of the Companies Act, so as to be consistent with this Agreement or to record the supplementary provisions of this Agreement. Upon receipt of that notice:

	(a)	the Company shall procure that a general meeting of the Shareholders of the Company is called as soon as practically possible; and

(b)

the Shareholders shall exercise all votes which they may have to vote in favour of or procure the adoption of all resolutions of the Company necessary to amend the MOI of the Company in terms of this 5.2.

FUNDING

6.1	Any funding required by the Company in order to finance its capital expenditure and/or working capital, shall first be provided from the Company's own resources.

6.2

Should the Company fail to meet the funding requirements from its own resources as provided for in 6.1, the Company shall endeavour to obtain funding from third party financiers based on its own creditworthiness.

6.3

Should the Company fail to procure funding as provided for in 6.1 and 6.2 above, the Shareholders shall lend such required funds to the Company on Loan Account, pro rata to its Participation Interest, subject to 6.4.

6.4	The following terms are applicable to Shareholders' Loan Account:

(a)

The Board shall determine the Company's working capital and other funding requirements from time to time and shall, upon determining the Company's funding requirements, give written notice to each Shareholder of (i) the amount of funding required, (ii) the purpose for which the funding is required and (iii) the date by which the Shareholders are required to contribute their respective funding contributions pro rata to their Participation Interest (a Cash Call), provided that such decision by the Board to make a Cash Call shall be unanimous.

(b)

Each Shareholder shall, by no later than the date specified in the Cash Call (which date shall not be less than 6 months from the date of the Cash Call) make payment of its Participation Interest of the total funding requirements set out in the Cash Call, in cash, without deduction or set-off, into the Company's bank account.

(c)

All amounts advanced by the Shareholders to the Company pursuant to Cash Calls shall constitute a loan on Loan Account which loan shall (i) be subordinate to any bank indebtedness if so required by the applicable bank, and (ii) bear simple interest at the rate equal to the Prime Rate.

(d)

Each Shareholder loan shall be in proportion to the Shareholders' respective Participation Interest at the time or in such other proportions as agreed in writing between the Shareholders (Proportionate Claims), and such Proportionate Claims will, unless otherwise agreed in writing be:

(i)	unsecured;

(ii)	advanced simultaneously to the Company;

(iii)	repayable to the Shareholders simultaneously and proportionately;

(iv)	repaid prior to the declaration of any dividends or other distributions to the Shareholders, but after repayment to the Shareholders of any Disproportionate Claims (as defined in 6.4(f)); and

(v)

be repaid by no later than 10 years after the date on which such funding was advanced or on such earlier date as determined by the Board, provided that the Proportionate Claims will immediately become due and payable in the event that:

(A)	the Company is placed in liquidation, whether provisional or final and/ or under business rescue; or

(B)	the Company enters into a compromise or other similar arrangement with its creditors generally.

(e)	Each Shareholder shall use its corporate structures to procure the funding of its Shareholder loans, and shall not be entitled to use the assets of the Company as collateral in respect thereof.

(f)

Should any Shareholder fail to provide its pro rata portion of any funding to the Company (Recalcitrant Shareholder) and the remaining Shareholder(s) (Non- Recalcitrant Shareholder(s)) elect to fund such pro rata portion, the disproportionate portion of the claims (Disproportionate Claims) will be subject to the same terms and conditions as the Proportionate Claims, save that:

	(i)	they will attract simple interest at a rate equal to the Prime Rate plus 5%, which interest shall be paid on a quarterly basis in arrear;

(ii)

they will rank ahead of the Proportionate Claims in respect of the repayment and will be repaid prior to the repayment of the Proportionate Claims and the Company's other payment obligations, subject to the approval of third party financiers;

(iii)

amounts owed by the Company in respect of the Disproportionate Claims shall be assigned to, assumed and settled by the Recalcitrant Shareholder for and on behalf of the Company, as soon as the funding becomes available;

(iv)

the Non-Recalcitrant Shareholder(s) shall be entitled to recover any costs of raising additional funding, over and above the recovery of interest, in respect of the Disproportionate Claim from the Recalcitrant Shareholder;

(v)

the Recalcitrant Shareholder shall be required to provide the Non-Recalcitrant Shareholder(s) with a monthly report on the last day of each month, outlining the progress made as to the sourcing of funding; and

(vi)	the Disproportionate Claim and any interest thereon shall be repaid as soon as the Recalcitrant Shareholder obtains the necessary funding.

6.5	The Parties hereby record and agree that there shall be no capitalisation of any Disproportionate Claim into shares by the Non-Recalcitrant Shareholder.

SURETYSHIPS AND GUARANTEES

7.1

No Shareholder will be required or obliged to issue any guarantee, suretyship or indemnity to third parties for the obligations of the Company and/or its subsidiaries unless previously agreed by all of the Shareholders in writing, including the Shareholder who is required to give such guarantee, suretyship or indemnity.

7.2

Should any of the Shareholders issue any guarantees, suretyships or indemnities in accordance with the written approval of all of the Shareholders as aforesaid, all the Shareholders shall bear any loss or damage arising out of any such guarantee, suretyship or indemnity strictly pro rata to their respective shareholdings in the Company at the time the guarantee, suretyship or indemnity was given, and the Shareholders hereby indemnify each other accordingly.

DIRECTORS AND MEETINGS OF DIRECTORS AND SHAREHOLDERS

8.1	Appointment and removal of Directors

(a)

Each Shareholder undertakes to co-operate to procure the election and/or removal, as the case may be, of any person nominated by any other Shareholder, in compliance with this 8.1, and, for this purpose, shall vote in favour of or sign any resolution of Shareholders which is required to effect such election in terms of section 68 of the Companies Act, or removal, in terms of section 71 of the Companies Act.

(b) It is agreed that -

(i)	the Company shall have a minimum of 3 Directors.

(ii)	each Shareholder shall be entitled, by giving written notice to that effect to the Company from time to time, to:

(A)

nominate one Director to the candidate pool for election as Directors. It is recorded that the Director nominated by AJD Holdings is Andrew Dunn and that he is the designated chief executive officer of the Company.

(B)	nominate for election one or more alternate(s) to the Directors nominated by it; and

(C)

request that the Company call a shareholders' meeting to elect the persons nominated by it or to remove any Director (or alternate) nominated by it and elected to serve on the Board, in terms of section 71 of the Companies Act;

(iii)	no Shareholder shall nominate any person to the candidate pool for election as a Director:

	(A)	unless pursuant to consultation with the other Shareholders; or

(B)	if that person's directorship will contravene this Agreement or the Companies Act.

(c)

Each person appointed as a Director or alternate shall, prior to his appointment becoming effective, but save to the extent otherwise agreed in writing by the Company, execute a written acknowledgement in which he:

(i)

acknowledges and agrees that he will not have any claims against the Company for remuneration or compensation for services rendered to the Company or for reimbursement of expenses incurred in the business of the Board other than such remuneration or reimbursement, if any, as may be approved by the Board; and

	(ii)	furnishes the Company with a postal address and e-mail address at which notice of meetings shall be given to him.

(d)	Any Shareholder which has nominated a Director to the candidate pool for election in terms of 8.1(b)(ii) shall:

	(i)	procure the resignation of that Director as soon as –

(A)	that Shareholder ceases to be entitled to nominate that Director in terms of 8.1(b), whether as a result of that Shareholder ceasing to be a Shareholder or otherwise; or

(B)	the continued directorship of that Director would contravene this Agreement or the Companies Act; and

(ii)	indemnify the Company against any loss, liability, damage, cost or expense which may be suffered or incurred by the Company as a result of any removal or resignation of such Director from the Board.

8.2	Voting at meetings

(a)	Board meetings:

(i)

Subject to 8.7(a), resolutions of the Board shall be passed by a majority of the votes of the Directors cast at quorate meetings on the basis that each Director at quorate meetings of the Board shall have that percentage of the total votes of all Directors which corresponds with the Participation Interest in the Company held by the Shareholder which nominated such Director, divided by the number of Directors nominated by such Shareholder, who are present and voting at such meeting. Each Director who was not nominated by a particular Shareholder for election to the Board shall have 1 vote on a resolution of the Board.

(ii)

Any Director who is absent from any meeting may nominate any other Director to act as his alternate and to attend, speak and vote in his place at the meeting. Such vote of the Director so nominated as an alternate to the absent Director shall be in addition to any vote he may have as a Director himself.

(b)	Shareholder meetings:

(i) At meetings of Shareholders, each Shareholder shall have a proportion of the votes corresponding to that Shareholder's Participation Interest.

(ii)

Subject to the Companies Act and any other provision of this Agreement, all resolutions of Shareholders at general meetings of Shareholders shall be passed by majority vote at a quorate meeting of Shareholders.

(iii)	Each Shareholder undertakes in favour of the other Shareholders to exercise all voting rights attaching to any Shares held by it to implement and observe the provisions of this Agreement.

8.3	Quorate meetings

(a)	Subject to 8.3(b), a quorum for the meeting of:

	(i)	the Board, shall be one Board representative of each Shareholder; and

	(ii)	Shareholders, shall be one representative of each Shareholder.

(b)

Notwithstanding 8.3(a), if no quorum is present at any duly convened meeting of the Board or Shareholders within 30 minutes after the scheduled time for commencement of that meeting, the meeting shall be adjourned to be resumed at the same time and venue on the seventh day thereafter, or if that day is not a Business Day to the next succeeding Business Day. If at such adjourned meeting a quorum is not present within 30 minutes after the scheduled time for commencement of that meeting, the Directors or Shareholders, as the case may be, present shall, constitute a quorum. Written notice of each adjournment specifying the business to be dealt with at the adjourned meeting shall be given by the Company to each of the Directors or Shareholders, as the case may be, forthwith after such adjournment. No business shall be transacted at the resumption of any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.4	Chairman

(a)	AJD Holdings and Richmark shall (for so long as they between them hold the majority of the Participation Interest) jointly elect a chairman from among the Board who shall-

	(i)	chair and determine the procedures to be followed at all meetings of the Board and Shareholders; and

	(ii)	not have a deliberative or casting vote, in the event of a deadlock.

(b)	In the event that the chairman is absent from any given board meeting, the chairman shall appoint a proxy to vote in his/her stead at the relevant board meeting.

8.5	Convening of Board meetings

Any Director, or the company secretary (if one is appointed) may convene a meeting of Directors at any time by giving not less than seven days (or such lesser period as may be reasonable in the circumstances) written notice of such meeting to the other Directors and the Company.

8.6	Meetings may be held with the aid of communications equipment

Without limiting the discretion of the Directors or Shareholders to regulate their meetings, Directors or Shareholders of the Company, as the case may be, may participate in and act at any meeting of –

(a)	Directors, as provided for in section 73(3) of the Companies Act; or

(b)	Shareholders as provided for in section 63(2) of the Companies Act.

8.7	Written resolution

(a)

Subject to the Companies Act, a written resolution of Shareholders or Directors of the Company which has been signed by the majority of the Shareholders or Directors (or their alternates), as the case may be, and upon which the requisite majority of Shareholders or Directors indicate their approval of the resolution, shall be as valid and effective as if it had been adopted by a duly convened meeting of Shareholders or Directors, as the case may be.

(b)

Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date on which it was signed by or on behalf of the Shareholder or Director, as the case may be, who signed it last. The resolution may consist of one or more documents each signed by one or more Shareholders or Directors (or their alternates), as the case may be.

(c)	A scanned copy of the resolution shall be sufficient evidence that such resolution has been signed by the Shareholder or Director whose signature appears thereon.

RESERVED MATTERS

9.1

The approval of the Shareholders holding at least 75% of the Participation Interest shall be required for those matters, as set out in section 65(11) of the Companies Act and the undermentioned matters (and notwithstanding anything to the contrary contained in this Agreement, the powers of the Board shall accordingly be limited in regard to the matters set out below until the Shareholders have voted on and approved a particular matter:

(a)

the disposal or transfer (whether directly or through a subsidiary or other vehicle) of any business, share, asset or other investment (in the case of an asset otherwise than in the ordinary course of business of the Company);

	(b)	the establishment, acquisition or purchase of any business, share, asset or other investment (in the case of an asset otherwise than in the ordinary course of business of the Company);

	(c)	the Encumbering of any assets of the Company in any manner whatsoever;

	(d)	any change in the basis of accounting or accounting policies from those used during the immediately preceding financial year otherwise than in accordance with IFRS;

	(e)	any agreement between the Company and any Shareholder or any holding company or subsidiary of any Shareholder or any person holding at least 5% of the total Participation Interest of any Shareholder;

	(f)	the revaluation of any material asset;

	(g)	any decision to cover or not to cover forward any amounts receivable or payable in a currency other than ZAR;

	(h)	any decision not to insure (or to insure for a lesser amount) against such risks as may be recommended by the Company's insurance brokers;

	(i)	any termination of or amendment to the Company's retirement or medical aid funding;

	(j)	any amendment to the Company's MOI;

(k)	any increase in, alteration or reduction or conversion of the Company's authorised or issued share capital;

(l)	any variation of any of the rights attaching to any Shares or class of Shares in the Company;

(m)	the issue or allotment by the Company of any shares of whatsoever class, bonus Shares, share options, share warrants or debentures, in each case other than as expressly provided for in this Agreement;

(n)	the repurchase of any of the Company's issued Shares;

(o)	the liquidation or winding-up or the discontinuance of the business activities of the Company;

(p)	any matter relating to the financing or capital or borrowings of the Company which would have the effect of directly or indirectly reducing the proportionate shareholding of any Shareholder;

(q)	any re-structuring of the Company, merger of the Company and any other entity and any joint venture agreements;

(r)	any material change in the nature of the business of the Company;

(s)	any appointment and removal of auditors to the Company;

(t)	the listing of any Shares or share options on any recognised stock exchange;

(u)	the incurring of any direct indebtedness (other than trade debt in the ordinary course of business) other than as contemplated in the Budget and Business Plan;

(v)

the issue of guarantees, suretyships, letters of comfort or other similar undertakings (other than to secure trade debt in the ordinary course of business) other than as contemplated in the Budget and Business Plan;

(w)

the incurring of any direct indebtedness (other than trade debt in the ordinary course of business) plus guarantees, suretyships, letters of comfort or other similar undertakings (other than to secure trade debt in the ordinary course of business) other than as contemplated in the Budget and Business Plan;

(x)	the authorisation of foreign exchange commitments, unless such commitments are contemplated in the Budget and Business Plan;

(y)

the instituting of any material litigation or settlement of any material claim or any such claim or settlement which is strategic in nature and falls outside of the ordinary course of business (regardless of materiality), but specifically excluding the institution of any legal proceedings against any Shareholder or Director; and

(z)	and the aforegoing shall apply, mutatis mutandis, in relation to any Group Company.

9.2	This entire clause 0 shall automatically fall away and be of no further force and effect on the earlier to occur of the implementation of the option contained in clause 0 or 0.

DIVIDEND POLICY

10.1

The dividend policy of the Company shall be determined by the Board from time to time having regard to the needs, expenditure and requirements (including working capital requirements) of the Company, and subject to the provision set out below.

10.2	Without limiting the generality of 10.1, it as agreed that the dividends to be declared and paid by the Company to its shareholders shall be determined by the Board having regard to -

(a)	the solvency and liquidity requirements as set out in section 46(1) of the Company as envisaged in the Companies Act;

(b)

the requirements of the Company to meet its capital expenditure, debt servicing and normal working capital requirements, including as contained/provided for in the Company's applicable budget approved by the Board from time to time.

10.3

In the event that the Board elects to declare dividends, subject to 10.2, the distributable profits of the Company shall be paid to the Shareholders as a dividend as soon as reasonably possible, pro rata to their Participation Interest for the time being, unless the Shareholders unanimously resolve to establish other reserves or carry forward or retain all or a portion of the profits into the next fiscal year.

10.4	The Company shall pay any dividend referred to in this 0 as soon as practically possible after they have been declared.

10.5	Notwithstanding the aforegoing, and save as provided for in 10.6 no dividend shall be paid:

(a)

until all the Disproportionate Claims (if any) and Loan Accounts (if any), and any interest which accrued thereon, have been repaid in full, save that any loan arising pursuant to the provisions of clause 11.2 of the Subscription Agreement in respect of funding the purchase of The Starter Pack Company shall not be repayable in priority to any dividend payment; and

(b)	out of the proceeds of any borrowing.

10.6

Notwithstanding the provisions of clause 10.5 and subject to any Regulatory Approvals, the holders of the Ordinary Shares shall be entitled to any dividends declared in accordance with clauses 0, clause 0, the Subscription Agreement, the Additional Subscription Agreement and the Second Additional Subscription Agreement in priority to the repayment of any Disproportionate Claims and Loan Accounts.

MANAGEMENT

11.1	Control of and responsibility for the management, administration and operations of the business of the Company shall vest in the Board.

11.2

The Board shall conduct the Business in the ordinary course and in a manner that is consistent with past practice and in accordance with the Budget and Business Plan of the Company, it being agreed that the day to day management of the Company shall be delegated to the CEO.

11.3

In the event that: (i) the majority of the voting rights exercisable by the Board vests in Net 1, and (ii) that Board takes any decision which requires the CEO to conduct the Business in a manner which would require a material deviation from the Budget and Business Plan at any time during the Measurement Period ("Deviation Event"), then, subject to compliance in full with the remaining provisions of this clause 0, the CEO (on behalf of the Company) shall be entitled (bot not obliged) to give written notice ("Acceleration Notice") to Net 1 to accelerate its subscription under the Additional Subscription Agreement, and the Second Additional Subscription. On receipt of a valid Acceleration Notice, Net 1's obligation to subscribe for (and the Company's corresponding obligation to allot and issue):

(a)	the additional Ordinary A Share on the Subscription Date (as defined in the Additional Subscription Agreement); and

(b)

the additional Ordinary A Share in terms of the Second Additional Subscription, shall be deemed to be the date 5 Business Days following the date of the Acceleration Notice and the provisions relating to payment in the Additional Subscription Agreement and the Second Additional Subscription shall apply in relation thereto, mutatis mutandis save that the (i) subscription price shall be ZAR 360,000,000 for each Ordinary A Share and capped at ZAR 720,000,000, being the maximum subscription price payable for both the Additional Subscription Agreement and the Second Additional Subscription (subject to the remaining provisions of this clause 0).

11.4

In the event that the CEO wishes to deliver an Acceleration Notice to Net 1, the CEO shall first be required to refer the Deviation Event to the "Panel of Experts" (as constituted below) in order for the Panel of Experts to confirm, that the events complained of by the CEO in fact constitutes a Deviation Event which should therefore entitle the CEO to trigger an Acceleration Notice. Net 1 and the CEO shall be afforded a reasonable opportunity to make representations to the Panel of Experts in person. The Panel of Experts decision shall be final and binding (in the absence of manifest error).

11.5

The Panel of Experts shall be comprised of 1 non-executive director of Net 1 and one non- executive director of Blue Label. The representatives, on consultation with the CEO, shall appoint a reputable, independent, appropriately qualified third person to the panel. Notwithstanding the aforegoing, the appointment of the third qualified person to the panel shall be the sole discretion of the representatives. The decision of the Panel of Experts shall be made by way of a majority vote.

RESTRICTIONS ON TRANSFERS AND ENCUMBRANCE OF SHARES

12.1

Subject to 12.2, any Shareholder (solely after the Measurement Period) may only Dispose of or Encumber any Shares held by it in the Company in terms of this 0, 0 and any other provision of this Agreement specifically providing for Disposal and/or Encumbrance.

12.2	Notwithstanding anything to the contrary contained herein or in the Company's MOI, unless otherwise agreed by the Shareholders in writing:

(a)

for the duration of the Measurement Period, no Party shall be entitled to sell or in any other way Dispose of its Shares in the Company to a third party, unless the other Parties have waived, in writing, their pre-emptive rights to be offered such Shares in terms of 0;

(b)

after the expiry of the Measurement Period, no Party shall be entitled to sell or in any other way Dispose of its Shares in the Company to a third party, other than as expressly permitted in terms of this Agreement; and

(c)

no Shareholder (other than (i) Net 1, which shall be entitled to Encumber its shares in favour of Rand Merchant Bank, and (ii) AJD Holdings and Richmark, each of which shall be entitled to Encumber their shares in favour of Peter Gain to facilitate the implementation of the transactions contemplated in the Framework Agreement) shall be entitled to Encumber its Shares without the prior written consent of the other Shareholders.

12.3

Subject to 12.1, 12.2 and 0, notwithstanding anything to the contrary in the MOI for the time being, but save as specifically otherwise agreed to in writing by all of the Shareholders or specifically permitted by this Agreement, a Shareholder may only Dispose of any of its Shares in the Company if, in one and the same transaction it also Disposes of that portion of its Loan Account (if any) (Corresponding Loan Account) which bears the same proportion to its entire Loan Account (if any) as the number of Shares so Disposed of bear to the Participation Interest held by that Shareholder.

PRE-EMPTIVE RIGHTS

13.1

Subject to 0, if, following the expiry of the Measurement Period, any Shareholder (Offeror), wishes to Dispose or receives an offer for the purchase of any of its Shares in the Company, as the case may be, it shall first offer those Shares and its claims in respect of the Corresponding Loan Account to the remaining Shareholders (Offeree).

13.2	Such offer contemplated in 13.1 (Offer) shall:

(a)	be in writing;

(b)	be irrevocable and open for acceptance by the Offeree/s for a period of 30 days following the date of receipt of the Offer by the Offeree/s (First Period);

(c)

stipulate a cash price (which shall be expressed and payable in ZAR) at which the Offeror is prepared to Dispose of its Shares and claims in respect of the Corresponding Loan Account or at which the Offeror has received an offer for the purchase of the Shares concerned and its claims in respect of the Corresponding Loan Account. Such purchase price shall be –

(i)

payable free of deduction or set-off at the Company's registered office against delivery of the Shares in negotiable form and cession of the claims in respect of the Corresponding Loan Account to the Offerees;

(ii)	be capable of acceptance in whole or in part; and

(iii)	not be subject to any other term or condition.

13.3

If any of the Offeree/s do not accept the Offer or accept the Offer in part for the Shares and claims in respect of the Corresponding Loan Account offered to it (Declining Offeree), the Offeree/s who have accepted the Offer (Accepting Offerees) shall be entitled, within seven days after either the Declining Offeree has stated in writing that it does not accept the Offer (whether in whole or in part) or the expiry of the First Period, whichever is the earlier, to accept the Offer in respect of the Shares and claims in respect of the Corresponding Loan Account offered to the Declining Offeree and not accepted by it (Declined Offer) at the price and on the same terms and conditions, mutatis mutandis, stated in the Offer rateably in proportion to their respective Participation Interests having regard to the total Participation Interest held between them (or in such other proportions as may be agreed upon between them) and this procedure shall be repeated as often as is necessary until the Shares and claims in respect of the Corresponding Loan Account offered have been acquired or until no Accepting Offeree remains who is willing to accept the Declined Offer in whole or in part.

13.4

If the procedure in 13.2 and 13.3 is completed and no Accepting Offeree remains who is willing to accept the Declined Offer in whole or in part, then the Offeror shall be entitled within 30 days after such non-acceptance, to offer in writing (Outside Offer) to Dispose of and transfer all of its Shares and claims in respect of the Corresponding Loan Account which formed the subject matter of the Offer and in respect of which the Offer was not accepted to any bona fide person (Third Party) at a price not lower and on terms and conditions not more favourable to the Third Party than those at which the Offeree/s were entitled to purchase those Shares and claims in respect of the Corresponding Loan Account in terms of the Offer; provided that the whole (and not part) of the Outside Offer shall be accepted by the Third Party.

13.5	Transfer of the Offeror's Shares to the Third Party shall thereafter be registered as soon as possible, provided that -

(a)	the identity of the Third Party will have been approved by the Board by way of resolution, which approval may not be unreasonably withheld;

(b)

the Third Party will have agreed in writing to be bound, mutatis mutandis, in place of the Offeror to this Agreement and any other agreement for the time being subsisting between the Parties to the extent to which such agreement regulates their relationship inter se as Shareholders.

DEEMED OFFER

14.1	Trigger events

(a)	A "Trigger Event" shall occur in relation to any Shareholder (Deemed Offeror) if -

(i)

the Deemed Offeror becomes (whether voluntarily or otherwise) makes application for or otherwise becomes subject to any provisional or final order for its liquidation, sequestration, winding up, judicial management or is made subject to any similar disability (including the commencement of business rescue proceedings) or is deregistered; or

(ii)

such Shareholder (Controlled Entity) undergoes a change of control, such that the Controlling member or Controlling shareholder (Controlling Party) of the Controlled Entity transfers its shares or other interest in the Controlled Entity to any third party (other than between or among shareholders or members of the Controlled Entity) and such transfer results in the Controlled Entity ceasing to be ultimately Controlled, directly or indirectly, by all or some of the Controlling Parties of the Controlled Entity, provided that in respect of Net 1 it shall not include any change of Control in Net 1 UEPS Technologies, Inc.;

	(iii)	the Deemed Offeror compromises or offers to compromise with its creditors generally.

(b)

The Company (or any Director) shall give written notice to each Shareholder as soon as it becomes aware that any Trigger Event has occurred and each Shareholder which becomes aware that any Trigger Event has occurred shall, if the Company has not already given such a notice in respect of that Trigger Event, give the Company written notice of such Trigger Event.

14.2	Deemed Offers:

(a)

If a Trigger Event has occurred, then the Deemed Offeror shall be deemed, on the day (Offer Date) prior to the occurrence of such Trigger Event, to have offered (Deemed Offer) to sell all of its Shares and Corresponding Loan Account (if any) in the Company (Offered Interest), to the remaining Shareholders (Deemed Offeree(s)).

(b)	The Deemed Offer shall be on the following terms and conditions:

	(i)	the Deemed Offer shall be deemed to have been made to all the Deemed Offeree(s) pro rata to their holdings of Participation Interest as at the Offer Date inter se;

(ii)

the Deemed Offeree(s) shall each be entitled (but not obliged), by giving the Deemed Offeror and the Company written notice to that effect (Sale Notice), within the Deemed Offer Period to purchase from the Deemed Offeror, any portion of the Offered Interest that has been deemed to be offered to them (the Offered Interest so purchased is herein referred to as Sale Interest). In addition, the Deemed Offeree(s) may in the Sale Notice accept the Deemed Offer of the Offered Interest to any other Deemed Offeree. The date of receipt by the Company of the Sale Notice is referred to as the "Sale Date". The "Deemed Offer Period" for each Deemed Offeree shall mean the period expiring twenty one days after the later of:

(A)	the date on which he receives the Sale Notice referred to in 14.2(b); or

(B)	the date on which the Sale Price is determined as referred to in 14.2(b)(iv).

(iii)	if:

(A)

a Deemed Offeree (Further Offeree) accepts the entire Deemed Offer to it and in such acceptance also accepts to any extent (Further Acceptance) the Deemed Offer of the Offered Interest to any other Deemed Offeree; and

(B)	any other Deemed Offeree does not accept the Deemed Offer to him in respect of certain of the Offered Interest (Available Interest),

then the Available Interest shall be deemed on the expiry of the Deemed Offer Period to have been offered to the Further Offeree(s) pro rata to their respective holdings of shares inter se at the time of the Deemed Offer and shall, to the extent of their Further Acceptances, be deemed to have been accepted by the Further Offeree(s). The Available Interest so purchased will form part of the Sale Interest. If, after that Deemed Offer and acceptance, there remains any Available Interest in respect of which the Deemed Offer has not been deemed to be accepted, then the Deemed Offer and acceptance provided for in this 0 shall be repeated as many times as is necessary to ensure that either there is no Available Interest in respect of which the Deemed Offer has not been accepted or there is no remaining Further Acceptance which could (in terms of this 0) result in an Available Interest being sold to a Further Offeree, whichever occurs sooner. The Company shall give written notice of the circumstances referred to in 14.2(b)(ii) to all the Deemed Offeree(s);

(iv)	the price for all the Sale Interest (Sale Price) shall be the:

(A)	Fair Value of the Shares forming the subject of the Deemed Offer; plus;

(B)	face value (unless the Fair Value thereof would be lower, in which case the Fair Value shall apply) of the Corresponding Loan Account,

as at the date of the Deemed Offer.

(v)

The sale of the Sale Interest shall be subject to the suspensive condition that all regulatory approvals (if any) which are necessary for the implementation of that sale, are granted unconditionally (or subject to such conditions as may be approved in writing by the Parties affected thereby) as soon as reasonably possible after acceptance of the Deemed Offer; provided that the Deemed Offeror and that Deemed Offeree(s) shall be obliged to use all reasonable endeavours to procure that all such regulatory approvals are obtained as expeditiously as possible;

(vi)

the Deemed Offeree(s) who accepts the Deemed Offer shall pay the Sale Price to the Deemed Offeror on the seventh day after the Sale Date or, if applicable, the date on which the Independent Experts advises the Parties in writing of its determination of the Sale Price in terms of 14.2(b)(iv) (Delivery Date), against delivery of the share certificates in respect of the Shares included in the Sale Interest together with duly signed transfer forms (left blank as to the transferee) in respect thereof and a written cession of the Loan Account (if any) included in the Sale Interest. Those Deemed Offeree(s) shall also pay any securities transfer taxes payable in respect of such sale;

(vii)	the Deemed Offeror shall be deemed to warrant to each Deemed Offeree who accepts the Deemed Offer that as at the Delivery Date:

(A)	the Deemed Offeror will be the sole beneficial owner of the Sale Interest;

(B)	the Deemed Offeror will be entitled and able to give free and unencumbered title to the Sale Interest to the accepting Offerees;

(C)	save as provided for in this Agreement, no person will have any existing or future right (including an option or right of first refusal) to acquire any of the Sale Interest; and

(viii)	all rights and obligations of the Deemed Offeree(s) who accept the Deemed Offer shall be several (and not joint and not joint and several).

INITIAL NET 1 OPTION TO SUBSCRIBE FOR ORDINARY "A" SHARE

15.1

In the event that the Company has not already allotted and issued all of the remaining Ordinary "A" Shares in the Company (other than the 1 Ordinary "A" Share being subject to the Additional Subscription Agreement and the 1 Ordinary "A" Share being subject to the Second Additional Subscription) to Blue Label after the Effective Date but prior to the first anniversary of the Effective Date, Net 1 shall have the irrevocable right and option to subscribe for, and be allotted and issued, all of the authorised but unissued Ordinary "A" Shares (other than the 1 Ordinary "A" Share being subject to the Additional Subscription Agreement and the 1 Ordinary "A" Share being subject to the Second Additional Subscription ) in terms of the provisions of this clause 0, subject to any Regulatory Approval that may be required, as contemplated in 0.

15.2	Net 1 shall be entitled, at any time within a period of 20 Business Days after the 2018 Audit Date, to exercise its option contained in this clause 0 by giving written notice thereof to the Company.

15.3

The subscription price at which the Ordinary "A" Shares will be issued shall be the same as the subscription price paid per Ordinary "A" Share under the Subscription Agreement (plus an amount equal to 45% of the PAT of the Company determined with reference to the 2018 Financial Statements less 45% of all distributions received by holders of ordinary shares in the Company during the same financial year) (Subscription Price).

15.4

The Shareholders agree to do all things necessary, including signing any document and passing the required ordinary resolution in terms of section 41(3) of the Companies Act, to give effect to the issue of the Ordinary "A" Shares, as envisaged in terms of 15.1. Should a Shareholder fail to so do anything to give effect to the issue of the Ordinary "A" Shares, that Shareholder hereby appoints the any Director nominated by Net 1 as its attorney and agent in rem suam, in its name, place and stead to do all such things and sign all such documents on its behalf.

15.5

The Company shall, as soon as reasonably possible, confirm that: (i) any and all Regulatory Approvals have been obtained, and (ii) any and all required board and shareholder resolutions have been passed, and the Company shall together with such confirmations provide to Net 1 pro forma copies of those documents which, upon the issuance of the Ordinary "A" Shares, will evidence Net 1 as the lawful and beneficial holder thereof (comprising a pro forma unsigned copy of a share of the share certificate and an excerpt of the securities register reflecting all changes to be made). Against compliance in full by the Company with the aforegoing, Net 1 shall pay the full subscription price in cash into an account nominated by the Company in writing and the Company shall immediately against receipt of the full subscription price deliver the duly signed share certificates and copy of the updated securities register evidencing Net 1 as the holder of the Ordinary "A" Shares.

15.6

The company warrants to and in favour of Net 1 that the Ordinary "A" Shares which are subject to the option contained in this clause 0 will be validly issued and held by Net 1 and will confer on Net 1 as the holder thereof not less than a 45% Participation Interest.

15.7

An amount equal to the Subscription Price (less any taxes and/or withholding taxes, to the extent applicable) shall be distributed by the Company to AJD Holdings and Richmark, as holders of the ordinary Shares, in accordance with their terms, subject to compliance with Applicable Law.

15.8

In the event that Net 1 exercises its option in terms of this 0, the Parties agree that Net 1 shall subscribe for a further Ordinary "A" Share in the Company, on the same terms and conditions as contained in the Additional Subscription Agreement mutatis mutandis (Second Additional Subscription).

SUBSEQUENT NET 1 OPTION TO SUBSCRIBE FOR ORDINARY "A" SHARES

16.1

To the extent that Net 1 has not exercised the option contained in clause 0, Net 1 shall have the irrevocable right and option (Net 1 Option), to subscribe for, and be allotted and issued, all of the Ordinary "A" Shares (other than the 1 Ordinary "A" Share being subject to the Additional Subscription Agreement) in terms of the provisions of this clause 16, subject to any Regulatory Approval that may be required, as contemplated in 0.

16.2	Net 1 shall be entitled, at any time within a period of 20 Business Days after the 2019 Audit Date, to exercise its option contained in this clause 0 by giving written notice thereof to the Company.

16.3	The subscription price at which the Ordinary "A" Shares will be issued shall be determined by solving for "A" in the following formula:

A = B x C x D + E

where:

B     means the 2019 PBT;

C     means 6.93

D     means 0.45

E     means an amount equal to 45% of the PAT of the Company determined in terms of the 2019 Financial Statements less 45% of all distributions made to Shareholders in the Company during the same financial year.

16.4

The Shareholders agree to do all things necessary, including signing any document and passing the required ordinary resolution in terms of section 41(3) of the Companies Act, to give effect to the issue of the Ordinary "A" Shares, as envisaged in terms of 16.1. Should a Shareholder fail to so do anything to give effect to the issue of the Ordinary "A" Shares, that Shareholder hereby appoints the any Director nominated by Net 1 as its attorney and agent in rem suam, in its name, place and stead to do all such things and sign all such documents on its behalf.

16.5

The Company shall, as soon as reasonably possible, confirm that: (i) any and all Regulatory Approvals have been obtained, and (ii) any and all required board and shareholder resolutions have been passed, and the Company shall together with such confirmations provide to Net 1 pro forma copies of those documents which, upon the issuance of the Ordinary "A" Shares, will evidence Net 1 as the lawful and beneficial holder thereof (comprising a pro forma unsigned copy of a share of the share certificate and an excerpt of the securities register reflecting all changes to be made). Against compliance in full by the Company with the aforegoing, Net 1 shall pay the full subscription price in cash into an account nominated by the Company in writing and the Company shall immediately against receipt of the full subscription price deliver the duly signed share certificates and copy of the updated securities register evidencing Net 1 as the holder of the Ordinary "A" Shares.

16.6

The company warrants to and in favour of Net 1 that the Ordinary "A" Shares which are subject to the option contained in this clause 0 will be validly issued and held by Net 1 and will confer on Net 1 as the holder thereof not less than a 45% Participation Interest.

16.7

An amount equal to the Subscription Price (less any taxes and/or withholding taxes, to the extent applicable) shall be distributed by the Company to AJD Holdings and Richmark, as holders of the ordinary Shares, in accordance with their terms, subject to compliance with applicable law.

AJD HOLDINGS AND RICHMARK PUT OPTION

17.1

Net 1 hereby grants in favour of AJD Holdings and Richmark (Existing Shareholders), the irrevocable right and option (Put Option), to put the entire shareholding in the Company held by the Existing Shareholders (Put Shares) and all Corresponding Loan Accounts to Net 1, within 20 Business Days following the period provided for in 16.2 in the event of:

	(a)	Blue Label Technologies Limited subscribing for a 45% Participation Interest in the Company within one year from the Effective Date; or

	(b)	Net 1 exercising its option in terms of 0 and 0 above.

17.2

The Existing Shareholders shall be entitled, but not obliged, to exercise the Put Option, by giving Net 1 written notice (Put Notice) of their intention to exercise the Put Option, within in the time period provided for in 17.1.

17.3

With effect from the date of the receipt by Net 1 of the Put Notice (Put Sale Date), the Existing Shareholders, who having exercised the Put Option, shall sell to Net 1, the Put Shares and the Corresponding Loan Accounts.

17.4	The purchase price payable by Net 1 to the Existing Shareholders for the Put Shares and Corresponding Loan Account in terms of the above shall be the sum of:

(a)

the 2019 PBT x 6.93 x 0.10 + (0.10 x PAT determined with reference to the 2019 Financial Statements less 10% of all distributions received by holders of ordinary share in the Company during the same financial year); and

(b)

the face value of the Corresponding Loan Account (minus the amount provided by the Existing Shareholders to the Company on Loan account pursuant to clause 11.2 of the Subscription Agreement for the purchase of The Starter Pack Company)

(Put Price).

17.5

The Parties shall use their reasonable commercial endevours to ensure that all Regulatory Approvals have been obtained. Net 1 shall pay the Put Price as a once off lump sum payment within 21 Business Days of the later to occur of the date upon which (i) the Put Price has been determined, and (ii) the date upon which any and all Regulatory Approvals are obtained on terms reasonably acceptable to Net 1, AJD Holdings and Richmark (Payment Date).

17.6

The Existing Shareholders shall, on the Payment Date deliver the share certificate(s) for the Put Shares, together with a signed share transfer form recording Net 1 as the transferee and a written cession of the Corresponding Loan Account.

17.7

The exercise and/or implementation of the Put Option, as the case may be, shall be subject to the Existing Shareholders procuring the resignation of their appointed Directors from the Board on receipt of the Put Price.

NET 1 CALL OPTION

18.1	Following the second anniversary of the Effective Date, in the event that:

(a)	Blue Label Technologies Limited subscribes for a 45% Participation Interest in the Company within one year from the Effective Date; or

(b)	Net 1 exercises its option in terms of 0 and 0 above,

Net 1 shall have the irrevocable right and option (Net 1 Option), to acquire the all of the shares and Corresponding Loan Accounts in the issued share capital of the Company held by the Existing Shareholders (Net 1 Option Shares) within 20 Business Days following the period provided for in 16.2 (Net 1 Option Period), unless mutually agreed between the Parties.

18.2

Subject any Regulatory Approvals as provided for in 0, the Net 1 Option shall be exercisable by delivering a written notice of such exercise to the Existing Shareholders (Net 1 Option Call Notice), within the time period provided for in 18.1 (Net 1 Option Call Date).

18.3	Upon receipt of the Net 1 Call Notice, the Existing Shareholders shall be obliged to sell the Net 1 Option Shares and any Corresponding Loan Account to Net 1.

18.4	The purchase price payable by Net 1 to the Existing Shareholders for the Net 1 Option Shares and Corresponding Loan Account in terms of the above shall be the sum of:

(a)

the 2019 PBT x 6.93 x 0.10 + (0.10 x PAT determined with reference to the 2019 Financial Statements less 10% of all distributions received by holders of ordinary share in the Company during the same financial year); and

(b)

the face value of the Corresponding Loan Account (minus the amount provided by the Existing Shareholders to the Company on Loan account pursuant to clause 11.2 of the Subscription Agreement for the purchase of The Starter Pack Company)

(Call Price).

18.5

The Parties shall use their reasonable commercial endevours to ensure that all Regulatory Approvals have been obtained. Net 1 shall pay the Call Price as a once off lump sum payment within 21 Business Days of the later to occur of the date upon which (i) the Call Price has been determined, and (ii) the date upon which any and all Regulatory Approvals are obtained on terms reasonably acceptable to Net 1, AJD Holdings and Richmark (Payment Date).

18.6	Net 1 shall pay the Call Price to the Existing Shareholders timeously by way of electronic bank transfer into a bank account nominated by the Existing Shareholders in writing.

18.7	The Existing Shareholders shall procure the resignation of its appointed Directors from the Board upon payment of the Call Price.

REGULATORY APPROVALS

If any Regulatory Approvals of any relevant Regulatory Authority are required for any transaction contemplated in this Agreement, the Parties shall co-operate with each other in order to present the necessary application or filing to the relevant Regulatory Authorities as soon as reasonably possible and to the extent that any time periods have been imposed in this Agreement for the completion of the particular transaction, which are inappropriate having regard to the time period permitted to the relevant Regulatory Authorities to consider the matter, the time periods in question in this Agreement shall be extended sufficiently so as to enable the requisite application or filing to be made with the relevant Regulatory Authorities and for the relevant Regulatory Authorities to respond.

MAJORITY TAG ALONG

Following the expiration of the Measurement Period, if a bona fide third party offers to purchase Shares held by a Shareholder(s) consisting at least 40% of the issued Shares, then notwithstanding that such Shareholder(s) has complied with the provisions of 0 and 0, such Shareholder(s) shall not be entitled to sell such Shares to such third party if any of the remaining Shareholders indicate in writing in response to the offer in terms of clause 0 that it wishes to dispose of the same pro rata portion of its Shares, unless the same pro rata offer to acquire such portion of the Shares of the remaining Shareholder(s) is made by such third party also to the remaining Shareholders concerned.

AJD TAG ALONG

Following the expiration of the Measurement Period, if a bona fide third party offers to purchase Shares held by AJD Holdings, then notwithstanding that such Shareholder(s) has complied with the provisions of 0 and 0, AJD Holdings shall not be entitled to sell such Shares to such third party if any of the remaining Shareholders indicate in writing in response to the offer in terms of clause 0 that it wishes to dispose of the same pro rata portion of its Shares, unless the same pro rata offer to acquire such portion of the Shares of the remaining Shareholder(s) is made by such third party also to the remaining Shareholders concerned.

COME ALONG

Following the expiration of the Measurement Period, if a bona fide third party offers to purchase all of the Shares of the Shareholders and all of the claims of the Shareholders on loan account against the Company on identical terms, then provided that Shareholders holding at least 40% of the issued shares accept such offer in respect of their Shares and claims on loan account (after first having complied with the provision of 0 and 0 and the remaining Shareholders having refused the offer made to them), then the remaining Shareholders shall be obliged to and shall be deemed to have accepted the offer of the third party in respect of all of their Shares in and claims on loan account. Each of the Shareholders irrevocable and in rem suam hereby appoints any of the Shareholders at the time as it attorney and agent to do all such things as may be necessary to comply with the provisions of this 0.

FAIR VALUE

23.1	Should:

(a)

the Deemed Offeree(s) who accept the Deemed Offer and the Deemed Offeror be unable to agree the Fair Value of the Shares comprising the Sale Interest within a period of ten days of the Sale Date for the purposes of 0; or

(b)	the Parties are unable to agree the Fair Value of the Corresponding Loan Account within a period of ten days of the relevant option date for the purposes of 17 or 0,

then any Party concerned (Relevant Party) shall be entitled, by written notice to the other(s) (Fair Value Notice), to require that the determination of the Fair Value be referred for determination to an independent investment bank or one of the "big four" audit firms agreed upon between the Relevant Parties within ten days of expiry of the aforementioned ten day period, failing such agreement, to be nominated by the chairperson or like officeholder for the time being of the South African Institute of Chartered Accountants, or its successor-in-title or, failing that body, by the Arbitration Foundation of South Africa.

23.2

The expert shall act as an expert and not as an arbitrator (Independent Expert), shall endeavour to determine the Fair Value within a period of 30 days of the matter having been referred to it for determination and its decision shall, save for manifest error, be final and binding. The Independent Expert shall, in determining the Fair Value:

(a)

be obliged to call upon the Relevant Parties to furnish it with their respective written suggestions as to what the proper method should be followed in valuing the Shares, which written suggestions must be delivered to the Independent Expert within seven days after it has requested such suggestions, where after the Independent Expert shall decide upon the method to be applied; and

(b)	value all ordinary Shares equally and without reference to whether the Shares in question constitute a majority holding or a minority holding in the Company.

23.3

All Relevant Parties shall forthwith be informed of the valuation of the Shares valued by the Independent Expert, which valuation shall be final and binding on the Relevant Parties, and the Independent Expert shall be obliged to specify in writing to the Relevant Parties the basis of the valuation and the reasons therefor.

23.4	The costs of the Independent Expert shall be borne by the Relevant Parties pro rata to their shareholding in the Company for the time being.

RELATIONSHIPS BETWEEN THE COMPANY AND ITS SHAREHOLDERS

24.1	None of the Parties shall be entitled or empowered to represent or hold out to any third party that the relationship between the Parties is that of a partnership, joint venture or the like.

24.2	Except to the extent required by applicable laws, the only obligations and duties between the Parties are as set out in this Agreement.

CONFIDENTIALITY

25.1

Notwithstanding the cancellation or termination of this Agreement, no Party (Receiving Party) shall, at any time after the conclusion of this Agreement, disclose to any person or use in any manner, whatever any information which may be proprietary and/or confidential information belonging to either of the other Parties (Confidential Information), or the existence and contents of this Agreement; provided that:

(a)

any Party may disclose the existence and contents of this Agreement to the extent required by any rules of any stock exchange by which that Party is bound; provided further that no such disclosure shall be made unless the other Party has first given its written approval for the form thereof, which approval may not be withheld unreasonably;

(b)	the Receiving Party may disclose another Party's Confidential Information and the existence and contents of this Agreement -

(i)	to the extent required by law (other than in terms of a contractual obligation of the Receiving Party);

(ii)

to, and permit the use thereof by, its employees, representatives and professional advisers to the extent strictly necessary for the purpose of implementing or enforcing this Agreement or obtaining professional advice or conducting its business, it being specifically agreed that any disclosure or use by any such employee, representative or adviser of such confidential or other information for any other purpose shall constitute a breach of this 0 by the Receiving Party; and

(c)	the provisions of this 0 shall cease to apply to any Confidential Information of a Party which:

(i)	is or becomes generally available to the public other than as a result of a breach by the Receiving Party of its obligations in terms of this 0;

(ii)	is also received by the Receiving Party from a third party who did not acquire such Confidential Information subject to any duty of confidentiality in favour of another Party; or

(iii)	was known to the Receiving Party prior to receiving it from another Party.

DOMICILIUM AND NOTICES

26.1	The Parties choose domicilium citandi et executandi (Domicilium) for all purposes relating to this Agreement, including the giving of any notice or the serving of any process, as follows:

(a)	Company

Physical:	23/25 Commerce Crescent,

Kramerville, 2031

E-mail:	andrew@richmark.co.za

Marked for attention	Andrew Dunn

(b)	Net 1

Physical:	6th Floor President Place

Corner of Jan Smuts Avenue & Bolton Road

Rosebank, 2121

email:	hermank@net1.com

Marked for the attention of	Chief Executive Officer

(c)	AJD Holdings

Physical:	5th Floor,

6 Benmore Road

Sandton, 2196

email:	andrew@richmark.co.za

Marked for the attention of	Andrew Dunn Richmark

Physical:	5th Floor

6 Benmore Road

Sandton, 2196

email:	andrew@richmark.co.za

Marked for the attention of	Andrew Dunn

26.2

Either Party shall be entitled from time to time, by giving written notice to the others, to vary its physical Domicilium to any other physical address (not being a post office box or poste restante) within the RSA, and to vary its email Domicilium to any other email address.

26.3

Any notice given or payment made by a Party to the other (Addressee) which is delivered by hand between the hours of 09:00 and 17:00 on any Business Day to the Addressee's physical Domicilium for the time being shall be deemed to have been received by the Addressees at the time of delivery.

26.4

Any notice given by any Party to the others which is successfully transmitted by e-mail to the Addressees' e-mail Domicilium for the time being shall be deemed (unless the contrary is proved by the Addressee) to have been received by the Addressee on the day immediately succeeding the date of successful transmission thereof. This 0 shall not operate so as to invalidate the giving or receipt of any written notice, which is actually received by the Addressee other than by a method referred to in 26.1.

26.5	This 0 shall not operate so as to invalidate the giving or receipt of any written notice, which is actually received by the Addressees other than by a method referred to in 26.1.

BREACH

27.1

Should any Party (the Defaulting Party) breach any of its obligations in terms hereof (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fail to remedy such breach within 21 days of receipt of written notice requiring it to do so, then any other Party (the Aggrieved Party) shall be entitled without notice, in addition to any other remedy available to it at law or under this Agreement, including obtaining an interdict, to cancel this Agreement or to claim specific performance of any obligation then due, in either event without prejudice to the Aggrieved Party's right to claim damages, provided that notwithstanding anything to the contrary contained in this Agreement and subject to clause 27.2 below, no Party shall be entitled to cancel or terminate this Agreement unless the breach is a breach of a material term of this Agreement.

27.2	Notwithstanding the aforegoing, following the Effective Date, no Party will have the right to cancel this Agreement as a result of breach thereof.

27.3

All costs, charges and expenses of whatsoever nature which may be incurred by any Party in enforcing its rights in terms hereof including, without limitation, legal costs on the scale as between attorney and own client and collection commission, irrespective of whether any action has been instituted shall be recoverable from the Party against which such rights are successfully enforced.

ARBITRATION

28.1

Any disputes arising from or in connection with this Agreement shall, if so required by any Party by giving written notice to that effect to the other, finally be resolved in accordance with the rules of the Arbitration Foundation of Southern Africa (AFSA) by an arbitrator or arbitrators appointed by AFSA, which arbitrator's findings shall, save for manifest error, be final and binding on the Parties and may be made an order of court. There shall be a right of appeal as provided for in article 22 of the aforesaid rules.

28.2	Each Party -

(a)	expressly consents to any arbitration in terms of the aforesaid rules being conducted as a matter of urgency; and

(b)

irrevocably authorises the other to apply, on behalf of both Parties to such dispute, in writing, to the secretariat of AFSA in terms of article 23(1) of the aforesaid rules for any such arbitration to be conducted on an urgent basis.

28.3

Notwithstanding 28.1 and 28.2 any Party shall be entitled to approach a competent court for urgent interim, subject to any final orders, determinations and/or awards being made by the arbitrator as provided for in this 0.

GENERAL

29.1	This Agreement and its annexures constitute the sole record of the agreement between the Parties in relation to the subject matter hereof.

29.2	No Party shall be bound by any representation, warranty, promise or the like not recorded in this Agreement.

29.3	No addition to, variation, or agreed cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

29.4	This Agreement shall be interpreted in accordance with and governed in all respects by the laws of the RSA.

29.5

Each provision of this Agreement is, notwithstanding the grammatical relationship between that provision and the other provisions of this Agreement, severable from the other provisions of this Agreement. Any provision of this Agreement which is or becomes invalid, unenforceable or unlawful in any jurisdiction shall, in such jurisdiction only, be treated as pro non scripto to the extent that it is so invalid, unenforceable or unlawful, without invalidating or affecting the other provisions of this Agreement which shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such invalid, unenforceable or unlawful provision if they were aware of such invalidity, unenforceability or unlawfulness at the time of execution of this Agreement.

29.6	The signature by any Party of a counterpart of this Agreement shall be as effective as if that Party had signed the same document as the other Party.

29.7	No Party shall be entitled to cede any of its rights or delegate any of its obligations without the prior written consent of the other Party.

COSTS

Each Party shall bear its own costs of and incidental to the negotiation, preparation and drawing of this Agreement and all agreements contemplated herein as well as all legal and secretarial work pertaining to the implementation of this Agreement.

Signed at Rosebank on 23 June 2017

Net 1 Applied Technologies South Africa
Proprietary Limited

/s/ H.G. Kotzé

who warrants that he is duly
authorised hereto

Name: H.G. Kotzé
Capacity: Director

Signed at Sandton on 23 June 2017

AJD Holdings Proprietary Limited

/s/ A.J Dunn

who warrants that he is duly
authorised hereto

Name: A.J. Dunn
Capacity: Director

Signed at Sandton on 23 June 2017

Richmark Holdings Proprietary Limited

/s/ A.J. Dunn

who warrants that he is duly
authorised hereto

Name: A.J. Dunn
Capacity: CEO

Signed at Sandton on 23 June 2017

DNI - 4PL Contracts Proprietary Limited

/s/ A.J. Dunn

who warrants that he is duly
authorised hereto

Name: A.J. Dunn
Capacity: CEO